SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): March 7, 2003


                               ACADIA REALTY TRUST
             (Exact name of registrant as specified in its charter)


         Maryland                      1-12002                 23-2715194
     (State or other                 (Commission           (I.R.S. Employer
jurisdiction of incorporation)       File Number)         Identification No.)



                            20 Soundview Marketplace
                         Port Washington, New York         11050
               (Address of principal executive offices) (Zip Code)


                                 (516) 767-8830
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)

ITEM 5. Other Events

On March 7, 2003, the Registrant, Acadia Realty Trust, issued a press release announcing the appointment of Michael Nelsen to the position of Senior Vice President, Chief Financial Officer, and the promotion of Joseph Povinelli to Senior Vice President, Director of Leasing. Mr. Nelsen succeeds Perry Kamerman, who resigned his position of Senior Vice President, Chief Financial Officer effective March 7, 2003 and is entitled to payments in accordance with his severance agreement. A copy of the press release is included as an exhibit to this filing.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

99.1     Press release dated March 7, 2003


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ACADIA REALTY TRUST
                                 (Registrant)


Date: March 7, 2003           By: /s/ Kenneth F. Bernstein
                                  ------------------------
                                  Name:  Kenneth F. Bernstein
                                  Title: President and Chief Executive Officer

                                                                   Exhibit 99.1


Acadia Realty Trust Announces Management Changes and Promotions

    Business Editors

    NEW YORK--(BUSINESS WIRE)--March 7, 2003--Acadia Realty Trust (NYSE: AKR - "Acadia"), a real estate investment trust and owner and operator of primarily supermarket-anchored shopping centers, today announced the appointment of Michael Nelsen to the position of Senior Vice President, Chief Financial Officer, and the promotion of Joseph Povinelli to Senior Vice President, Director of Leasing.
    Mr. Nelsen was most recently President of G. Soros Realty, Inc. and Director of Real Estate for Soros Private Funds Management LLC. His responsibilities included asset/portfolio management of real estate operations, financial reporting, financings, asset acquisitions and dispositions. Previously, he was a partner in the public accounting firm of David Berdon & Co. Mr. Nelsen has been a Certified Public Accountant since 1971. Mr. Nelsen succeeds Perry Kamerman, who resigned his position of Senior Vice President, Chief Financial Officer effective today.
    Mr. Povinelli joined Acadia's leasing team in 1999 with 19 years of retail leasing experience and has been acting Director of Leasing for the last year. Prior to joining Acadia, Mr. Povinelli had served as regional real estate representative for Vornado Realty Trust since 1987.
    Kenneth Bernstein, President and Chief Executive Officer stated:
"I am excited about Mike joining Acadia's management team as Chief Financial Officer. I have known and worked with Mike for many years and look forward to his contributions. His extensive experience and strong leadership are ideally suited to help lead Acadia as we enter a period of growth and opportunity. I am equally enthused about Joe's promotion. Joe has been an integral part of our leasing team since joining Acadia and has established himself as both a dynamic team leader and important part of senior management. His proven skill set and demonstrated leasing performance make him a key contributor to Acadia's success and his promotion is well deserved. I also wish to extend my gratitude to Perry Kamerman for his many years of service to Acadia. His acumen and dedication were greatly appreciated. Perry is joining a private real estate development company, Lawrence Ruben and Company, Inc. as Chief Financial Officer. We wish him the best of luck and success."
    Acadia Realty Trust, headquartered on Long Island, NY, is a fully integrated and self-managed real estate investment trust which specializes in the acquisition, redevelopment and operation of shopping centers which are anchored by grocery and value-oriented retail. Acadia currently owns (or has interests in) and operates 62 properties totaling approximately nine million square feet, located primarily in the Eastern United States.

    Certain matters in this press release may constitute forward-looking statements within the meaning of federal securities law and as such may involve known and unknown risk, uncertainties and other factors which may cause the actual results, performances or achievements of Acadia to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Such forward-looking statements speak only as of the date of this document. Acadia expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Acadia's expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.
    For more information visit Acadia Realty Trust's Web site at www.acadiarealty.com

    --30--MW/ny*

    CONTACT: Acadia Realty Trust
             (Investor Relations)
             Jon Grisham, 516/767-8830 ext. 342